Thermon Reports Second Quarter Results
Company Announces Revenue of $67.4 million, Gross Margin of 48.5%, Record Earnings, Backlog Growth of 29% and Return on Equity of 38%
SAN MARCOS, Texas, November 8, 2012 -- Thermon Group Holdings, Inc. (NYSE:THR) (“Thermon” or the “Company”) today announced consolidated financial results for the second quarter ended September 30, 2012. The Company posted second quarter revenue of $67.4 million, record EPS of $0.23 and record Adjusted EPS of $0.26 which excludes expenses associated with our secondary offering of common stock and refinance of our corporate revolving line of credit.

Highlights for the quarter and comparisons versus the prior year quarter include:

•	Revenue of $67.4 million, approximately flat

•	Gross margin percentage of 48.5% versus 47.0%

•	Record Earnings with GAAP EPS of $0.23 and Adjusted EPS of $0.26 on a fully diluted basis

•	Adjusted EBITDA as a percentage of revenue of 29.1% versus 24.5%

•	Backlog at Q2 was $112.9 million an increase of $25.6 million or 29%

•	Return on equity of 38% measured by annualized Q2 Adjusted EBITDA

“Thermon demonstrated another solid quarter in Q2. While revenue came in flat we delivered strong gross margin performance, increased earnings and continue to report a healthy backlog. Despite significant foreign currency headwinds Thermon also posted all time record earnings per share, thus continuing to demonstrate our strong operating leverage,” said Rodney Bingham, President and Chief Executive Officer.

Q2 2013 revenue of $67.4 million reflects a decrease of approximately 1% compared to revenue of $68.0 million in Q2 2012. Foreign currency negatively impacted revenue by approximately $3.3 million versus Q2 2012, primarily due to weakening of the Euro and the Canadian Dollar which were responsible for impacts of $2.0 and $0.7 million, respectively.

Gross margin percentage was 48.5% of revenue in Q2 2013 versus 47.0% in Q2 2012. The increase was due to margin improvement within Greenfield projects as well as within MRO/UE (maintenance, repair, overhaul/upgrade and expansion) business. Record Adjusted EBITDA excluding management fees was $19.6 million, an increase of $2.9 million or 17% from $16.7 million generated in Q2 2012, reflecting continuation of our strong business model.

Q2 2013 net income of $7.0 million reflected an improvement of $3.2 million versus the net income of $3.8 million in Q2 2012. Excluding transaction expenses the Company generated adjusted net income of $8.2 million and $0.26 per fully diluted common share in the current quarter. This performance reflects growth of $0.07 per diluted share, versus Q2 2012, or 37%. Foreign currency headwinds reduced current earnings by $0.01 per fully diluted share versus Q2 2012.

On a year to date basis the Company generated record revenue of $134.6 million reflecting 2% growth versus revenue of $132.6 million in fiscal 2012. Foreign currency negatively impacted revenue by approximately $7.0 million versus the 2012 first half, an impact of approximately 5%. Similar to Q2, US Dollar strength versus the Euro and Canadian Dollar were the primary causes at $4.1 and $1.8 million, respectively. Gross margin percentage of 49.0% year to date 2013 compared to 48.2% in fiscal 2012. Adjusted EBITDA excluding management fees was $37.9 million year to date, an increase of $3.4 million or 10% versus fiscal 2012.

Net income year to date was $13.6 million, a record $0.43 per share, versus net loss of $1.2 million in fiscal 2012. After excluding transaction expenses, the Company generated year to date record adjusted net income of $15.5 million and $0.49 per fully diluted common share in fiscal 2013 versus fiscal 2012 adjusted net income of $12.0 million and $0.38 per fully diluted common share, growth of 29%. Foreign currency headwinds reduced year to date earnings by $0.02 per fully diluted share versus 2012.

Adjustments to GAAP net income in Q2 2012 and Q2 2013 are due to capital market transactions, primarily the effects of optional redemptions of long-term debt in fiscal 2012 and expenses associated with a refinancing of the Company's revolving line of credit and secondary offering of common stock in fiscal 2013. See the tables titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity" and “Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS” for additional details.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q2 2013 results during a conference call today at 10:00 a.m. (Central Standard Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release to “Adjusted EPS,” “Adjusted EBITDA excluding management fees,” “Adjusted net income” and “Return on equity” which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the “SEC”), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). “Adjusted net income” and “Adjusted earnings per share (or EPS)” represents net income before certain transaction expenses and expenses related with debt redemptions, per fully-diluted common share. “Adjusted EBITDA excluding management fees” represents net income (loss) before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, transaction expenses incurred in connection with the CHS Transactions and our initial public offering, and other transactions not associated with our ongoing operations, such as the loss on retirement of debt, as adjusted to further exclude management and termination fees paid to our private equity sponsors. “Return on equity” represents “Adjusted EBITDA excluding management fees” for the three month period ended September 30, 2012 that is multiplied times four to represent a full year's results, divided by the average of total shareholders' equity at September 30, 2012 and March 31, 2012. We believe that the average equity properly accounts for net income that occurred during the three months ended September 30, 2012.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income (loss), net income (loss) per share and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity are calculated from our net income (loss) and a reconciliation of our Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity to net income (loss) per share and net income, as applicable, see the sections of this release titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity" and “Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS.”

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on June 8, 2012.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in Thousands)

	September 30, 2012 (Unaudited)	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$16,410	$21,468
Accounts receivable, net of allowance for doubtful accounts of $934 and $1,434 as of Sept. 30, 2012 and March 31, 2012, respectively	53,673	50,037
Inventories, net	41,574	38,453
Costs and estimated earnings in excess of billings on uncompleted contracts	2,164	1,996
Income taxes receivable	5,070	5,193
Prepaid expenses and other current assets	7,967	6,853
Deferred income taxes	3,266	3,664
Total current assets	130,124	127,664

Property, plant and equipment, net	29,190	27,661
Goodwill	117,935	118,007
Intangible assets, net	139,086	144,801
Debt issuance costs, net	4,542	7,446
Total assets	$420,877	$425,579

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$22,366	$15,728
Accrued liabilities	15,754	22,442
Current portion of long term debt	—	21,000
Obligations due to settle the CHS Transactions	3,391	3,528
Billings in excess of costs and estimated earnings on uncompleted contracts	1,594	2,446
Income taxes payable	1,951	1,374
Total current liabilities	45,056	66,518

Long-term debt, net of current maturities	118,145	118,145
Deferred income taxes	42,937	45,999
Other noncurrent liabilities	2,477	2,437
Total liabilities	208,615	233,099

Common Stock	31	30
Additional paid in capital	198,228	191,998
Foreign currency translation adjustment	3,326	3,362
Retained earnings accumulated deficit	10,677	(2,910)
Total shareholders' equity	212,262	192,480
Total liabilities and shareholders' equity	$420,877	$425,579

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	Sept. 30, 2012	Sept. 30, 2011	Sept 30, 2012	Sept. 30, 2011

Sales	$67,358	$68,023	$134,571	$132,641
Cost of sales	34,719	36,072	68,593	68,701
Gross profit	32,639	31,951	65,978	63,940
Operating expenses:
Marketing, general and administrative and engineering	14,158	14,615	30,115	29,785
Stock compensation expense	336	57	394	6,398
Management fees (a)	—	15	—	8,120
Amortization of other intangible assets	2,798	2,878	5,592	5,763
Income from operations	15,347	14,386	29,877	13,874

Interest expense, net	(2,939)	(3,505)	(6,099)	(7,890)
Acceleration of unamortized debt cost	(1,447)	(1,051)	(2,318)	(2,922)
Debt cost amortization	(277)	(398)	(586)	(841)
Loss on retirement of debt	—	(2,336)	—	(2,966)
Interest expense, net	(4,663)	(7,290)	(9,003)	(14,619)

Other income (expense)	93	(1,173)	137	(1,187)
Income (loss) before provision for taxes	10,777	5,923	21,011	(1,932)
Income tax expense (benefit)	3,790	2,109	7,424	(780)
Net income (loss)	$6,987	$3,814	$13,587	$(1,152)

Net income (loss) per common share

Basic income (loss) per share	$0.23	$0.13	$0.44	$(0.04)
Diluted income (loss) per share	$0.22	$0.12	$0.43	$(0.04)
Weighted-average shares used in computing net income (loss) per common share:
Basic common shares	30,726	29,524	30,535	28,641
Fully-diluted common shares	31,641	31,262	31,419	28,641

(a)
Management fees for the six month period ended September 30, 2011 includes $7.8 million in termination fees paid to our private equity sponsors at the completion of the IPO in Q1 2012. The fees were paid in settlement of the remaining term of the management services agreement that was in place prior to the IPO.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity
(Unaudited, in Thousands)

Adjusted EBITDA excluding management fees and Return on Equity	Three Months Ended Sept. 30, 2012	Three Months Ended Sept. 30, 2011	Six Months Ended Sept. 30, 2012	Six Months Ended Sept. 30, 2011
Net income (loss)	$6,987	$3,814	$13,587	$(1,152)
Interest expense, net	4,663	7,290	9,003	14,619
Income tax expense (benefit)	3,790	2,109	7,424	(780)
Depreciation and amortization expense	3,439	3,392	6,856	7,338
EBITDA-non-GAAP basis	$18,879	$16,605	$36,870	$20,025
Stock compensation expense	336	57	394	6,398
Refinance revolving line of credit expense included in operating expense	94	—	94	—
Fiscal 2013 Shelf Registration and secondary offering expenses	263	—	536	—
Adjusted EBITDA-non-GAAP basis	$19,572	$16,662	$37,894	$26,423
Termination of management fee agreement with private equity sponsor	—	—	—	8,105
Adjusted EBITDA excluding management fees - non-GAAP basis	$19,572	$16,662	$37,894	$34,528

Adjusted EBITDA Q2 - Annualized for a full fiscal year	$78,288
Average total shareholders' equity for the three month period ended September 30, 2012	$204,554
Return on Equity - non-GAAP basis	38%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and EPS	Three Months Ended Sept. 30, 2012	Three Months Ended Sept. 30, 2011	Six Months Ended Sept. 30, 2012	Six Months Ended Sept. 30, 2011	Adjustment to:

GAAP Net income (loss)	$6,987	$3,814	$13,587	$(1,152)

Acceleration of stock compensation in connection with the IPO	—	—	—	6,341	Operating expense
Management fees which terminated at the IPO	—	—	—	8,105	Operating expense
Fiscal 2013 Shelf Registration and secondary offering expenses	263	—	536	—	Operating expense
Refinance revolving line of credit expense - operating expense	94	—	94	—	Operating expense
Premium paid on redemption of long term debt	—	2,336	—	2,966	Loss on retirement of debt
Acceleration of unamortized debt costs - optional bond redemptions	—	1,051	871	2,922	Loss on retirement of debt
Acceleration of unamortized debt cost - refinance revolving line of credit	1,447	—	1,447	—	Acceleration of unamortized debt
Tax effect of financial adjustments	$(634)	$(1,205)	$(1,042)	$(7,187)	Income tax expense (benefit)
Adjusted Net Income - non-GAAP basis	$8,157	$5,996	$15,493	$11,995

Adjusted fully-diluted earnings per common share - non-GAAP basis	$0.26	$0.19	$0.49	$0.38

Fully-diluted common shares	31,641	31,262	31,419	31,262